Exhibit 99.1

inVentiv Health Announces Completion of Acquisition

by Thomas H. Lee Partners

SOMERSET, N.J., August 4, 2010 — inVentiv Health, Inc. (NASDAQ: VTIV) (“inVentiv”), a leading provider of end-to-end clinical development, launch and commercialization services to the global pharmaceutical and healthcare industries, today announced the completion of the transaction providing for the acquisition of inVentiv Health, Inc. by inVentiv Group Holdings, Inc. (formerly Papillon Holdings, Inc.), an entity created and funded by certain affiliates of Thomas H. Lee Partners, L.P. (“THL”), Liberty Lane Partners, LLP (“Liberty Lane”), certain co-investors and members of the inVentiv management team.

Pursuant to the terms of the merger agreement, inVentiv shareholders will receive $26.05 in cash for each share of VTIV common stock they hold. As a result of the merger, inVentiv’s common stock will no longer be listed on NASDAQ.

Stockholders of record will receive a letter of transmittal and instructions on how to surrender their shares of inVentiv common stock in exchange for the merger consideration. Stockholders of record should wait to receive the letter of transmittal before surrendering their shares.

About inVentiv Health

inVentiv Health, Inc. is a leading provider of value-added, outsourced services to the pharmaceutical, life sciences and healthcare industries. inVentiv provides a broad range of clinical development, communications and commercialization services that are critical to its clients’ ability to successfully develop, launch and commercialize pharmaceutical products and medical devices. inVentiv serves its clients across all phases of the product lifecycle by providing a full suite of outsourced services in each of its operational areas on a flexible and cost-effective basis. inVentiv delivers services to more than 350 leading pharmaceutical, biotech, life sciences and healthcare payer companies, including all top 20 global pharmaceutical manufacturers. For more information, visit www.inventivhealth.com.

About Thomas H. Lee Partners, L.P.

Thomas H. Lee Partners (“THL”) is one of the world’s oldest and most experienced private equity firms. The firm invests in growth-oriented global businesses, headquartered principally in North America, within three broad sectors: Business & Financial Services, Consumer & Healthcare and Media & Information Services. THL’s team of investment and operating professionals partner with its portfolio company management teams to identify and implement business model improvements that accelerate sustainable revenue and profit growth. Since its founding in 1974, THL has acquired more than 100 portfolio companies and has completed over 200 add-on acquisitions, representing a combined value of more than $150 billion. THL’s two most recent investment funds comprise more than $14 billion of aggregate committed equity capital. Notable transactions sponsored by THL include Aramark, Ceridian, Dunkin’ Brands, Experian, Fidelity National Information Services, HomeSide Lending, Houghton Mifflin, Michael Foods, The Nielsen Company, ProSiebenSat.1, Snapple, Warner Chilcott, Warner Music Group and West Corporation. For more information, please visit www.thl.com.

About Liberty Lane Partners, LLP

Liberty Lane invests in businesses that can benefit from the operating, financial and transaction experience of its founding principals, with a particular focus on pharmaceutical services and healthcare. Liberty Lane’s operating strategies are designed to generate above-market absolute-dollar returns through strategic realignment, organic growth initiatives, cash flow management and acquisitions. Liberty Lane is led by Paul Meister, former Chairman of Thermo Fisher Scientific and Vice Chairman of Fisher Scientific.

Media Contacts

For inVentiv Health, Inc.

Investors/Corporate:

David Bassin, CFO

(732) 537-4804

investor@inventivhealth.com

Media:

Marcia Frederick

(614) 543-6281

mfrederick@inventivhealth.com

For THL Partners

Matt Benson

(415) 618-8750

or

Robin Weinberg

(212) 687-8080

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